                            ASSET PURCHASE AGREEMENT


                                      AMONG


                              LAKER EXPRESS, INC.,


                              ITS SOLE SHAREHOLDER,


                                DENNIS PRESSLER,



                                       AND



                             LANDAIR TRANSPORT, INC.




                                DECEMBER 10, 1998

                               TABLE OF CONTENTS


1.  Purchase and Sale.............................................................................................1
         1.1      Agreement to Sell...............................................................................1
         1.2      Agreement to Purchase...........................................................................1
         1.3      Description of Assets; Excluded Assets..........................................................2
                  1.3.1    Assets to Be Acquired..................................................................2
                  1.3.2    Excluded Assets........................................................................3
         1.4      Purchase Price, Payment, Allocation, and Liabilities............................................4
                  1.4.1    Purchase Price.........................................................................4
                  1.4.2    Payments...............................................................................4
                  1.4.3    Delivery of Title......................................................................4
                  1.4.4    Purchase Price Adjustments.............................................................4
                  1.4.5    No Assumption of Liabilities...........................................................6
                  1.4.6    Procedures for Adjustments to Purchase Price...........................................7
         1.5      Indianapolis Terminal...........................................................................8
         1.6      Lease of Rolling Stock..........................................................................8
         1.7      Customer Contacts...............................................................................9
         1.8      Transfer of Possession of Assets................................................................9
                  1.8.1    In Transit Assets......................................................................9
                  1.8.2    Certain Costs and Expenses............................................................10
                  1.8.3    Use of Office Space, Equipment and Systems............................................10

2.  Closing......................................................................................................10

3.  Representations And Warranties...............................................................................10
         3.1      Representations and Warranties of the Seller...................................................10
                  3.1.1    Corporate Existence and Organization..................................................11
                  3.1.2    Corporate Power; Authorization; Enforceable Obligations...............................11
                  3.1.3    Safety Rating.........................................................................11
                  3.1.4    Validity of Contemplated Transactions.................................................11
                  3.1.5    Capitalization, Ownership of Shares and Third Party Options...........................11
                  3.1.6    Financial Statements..................................................................12
                  3.1.7    Accounts Receivable...................................................................12
                  3.1.8    Inventory.............................................................................12
                  3.1.9    Tax and Other Returns and Reports.....................................................12
                  3.1.10   Books of Account......................................................................13
                  3.1.11   Existing Condition....................................................................13
                  3.1.12   Title to Properties...................................................................14
                  3.1.13   Condition of Tangible Assets; Availability of Assets..................................14
                  3.1.14   Compliance with Law; Authorizations...................................................15
                  3.1.15   Insurance.............................................................................15
                  3.1.16   Contracts and Commitments.............................................................15
                  3.1.17   Additional Information................................................................16
                  3.1.18   Labor Matters.........................................................................16
                  3.1.19   Employee Benefit Plan and Arrangements................................................16





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
                  3.1.20   Intellectual Property Matters.........................................................17
                  3.1.21   Software..............................................................................17
                  3.1.22   Environmental Matters.................................................................17
                  3.1.23   Real Property.........................................................................18
                  3.1.24   Availability of Documents.............................................................19
                  3.1.25   Restrictions..........................................................................19
                  3.1.26   Conditions Affecting Seller...........................................................19
                  3.1.27   Completeness of Disclosure............................................................19
                  3.1.28   Customers.............................................................................19
                  3.1.29   Drivers...............................................................................19
         3.2      Representations and Warranties of Purchaser....................................................19
                  3.2.1    Corporate Existence...................................................................19
                  3.2.2    Corporate Power and Authorization.....................................................19
                  3.2.3    Validity of Contemplated Transactions.................................................20
                  3.2.4    Financial Ability.....................................................................20
                  3.2.5    Safety Rating.........................................................................20
         3.3      Survival of Representations and Warranties.....................................................20

4.  Agreements Pending the Asset Possession Date and the Closing.................................................20
         4.1      Agreements of Seller Pending the Asset Possession Date and the Closing.........................20
                  4.1.1    Conduct of Business...................................................................20
                  4.1.2    Maintenance of Physical Assets........................................................21
                  4.1.3    Employees and Business Relations......................................................21
                  4.1.4    Maintenance of Insurance..............................................................21
                  4.1.5    Maintenance of Authorizations.........................................................21
                  4.1.6    Compliance with Laws..................................................................21
                  4.1.7    Updated Schedules.....................................................................21
                  4.1.8    Information Regarding Assets..........................................................21
                  4.1.9    Cooperative Efforts...................................................................21
                  4.1.10   Sale of Assets........................................................................21
                  4.1.11   Access................................................................................22
                  4.1.12   Press Releases........................................................................22
                  4.1.13   WARN Notice...........................................................................22
                  4.1.14   Approvals of Governmental Bodies......................................................22
         4.2      Agreements of Purchaser Pending the Asset Possession Date and the Closing......................22
                  4.2.1    Actions of Purchaser..................................................................22
                  4.2.2    Operation of Assets...................................................................22
                  4.2.3    Maintenance of Physical Assets........................................................23
                  4.2.4    Employees and Business Relations......................................................23
                  4.2.5    Maintenance of Insurance..............................................................23
                  4.2.6    Maintenance of Authorizations.........................................................23
                  4.2.7    Compliance with Laws..................................................................23
                  4.2.8    Updated Schedules.....................................................................23
                  4.2.9    Cooperative Efforts...................................................................23
                  4.2.11   Press Releases........................................................................23
                  4.2.12   Approvals of Governmental Bodies......................................................24

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
5. Conditions Precedent to Asset Possession Date.................................................................24
         5.1      Conditions Precedent to Asset Possession Date..................................................24
                  5.1.1    Material Adverse Changes..............................................................24
                  5.1.2    Phase I...............................................................................24
                  5.1.3    No Threatened or Pending Litigation...................................................24
                  5.1.4    Governmental Authorizations...........................................................24

6.  Conditions Precedent To Closing..............................................................................24
         6.1      Conditions Precedent to Purchaser's Obligations................................................24
                  6.1.1    Representations and Warranties True as of the Closing Date............................24
                  6.1.2    Compliance with this Agreement........................................................25
                  6.1.3    Closing Certificate...................................................................25
                  6.1.4    No Threatened or Pending Litigation...................................................25
                  6.1.5    Consents, Approvals and Notices.......................................................25
                  6.1.6    Seller's Deliveries...................................................................25
                  6.1.7    Opinion of Counsel to Seller..........................................................26
         6.2      Conditions Precedent to the Obligations of Seller..............................................26
                  6.2.1    Representations and Warranties True as of the Closing Date............................26
                  6.2.2    Compliance with this Agreement........................................................26
                  6.2.3    No Threatened or Pending Litigation...................................................26

7.  Indemnification..............................................................................................26
         7.1      General Indemnification Obligation of Seller...................................................26
         7.2      General Indemnification Obligation of Purchaser................................................28
         7.3      Defense of Claims..............................................................................28
         7.4      Set-Off........................................................................................29
         7.5      Compliance with Bulk Sales Laws................................................................29
         7.6      Other Rights and Remedies Not Affected.........................................................29

8.  Post-Asset Possession Date and Post-Closing Matters..........................................................29
         8.1      Employee Benefits..............................................................................29
         8.2      Employees......................................................................................30
         8.3      Maintenance of Books and Records...............................................................30
         8.4      Payments Received..............................................................................30
         8.5      Use of Name....................................................................................30
         8.6      UCC Matters....................................................................................31
         8.7      Further Assurances.............................................................................31

9.  Miscellaneous................................................................................................31
         9.1      Termination....................................................................................31
                  9.1.1    Causes before Asset Possession Date...................................................31
                  9.1.2    Causes before Closing Date............................................................31
                  9.1.3    Effect of Termination.................................................................32
         9.2      Brokers' and Finders' Fees.....................................................................32
                  9.2.1    For Seller............................................................................32
                  9.2.2    For Purchaser.........................................................................32
         9.3      Sales, Transfer and Documentary Taxes..........................................................32

         9.4      Expenses.......................................................................................32
         9.5      Contents of Agreement; Parties in Interest; Etc................................................32
         9.6      Assignment and Binding Effect..................................................................33
         9.7      Waiver.........................................................................................33
         9.8      Notices........................................................................................33
         9.9      Governing Law..................................................................................34
         9.10     No Benefit to Others...........................................................................34
         9.11     Headings, Gender and "Person.".................................................................34
         9.12     Schedules and Exhibits.........................................................................34
         9.13     Severability...................................................................................34
         9.14     Jurisdiction...................................................................................34
         9.15     Counterparts...................................................................................34
         9.16     Continuation of Business.......................................................................35
         9.17     Mediation......................................................................................35

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                              LAKER EXPRESS, INC.,

                              ITS SOLE SHAREHOLDER,

                                 DENNIS PRESSLER

                                       AND

                             LANDAIR TRANSPORT, INC.


         This (this "Agreement"), dated December 10, 1998, is made and entered into by and among LAKER EXPRESS, INC., an Indiana corporation ("Laker"); DENNIS PRESSLER, the sole shareholder of Laker ("Pressler") (Laker and Pressler are referred to herein collectively, and when the context so requires, individually as "Seller"); and LANDAIR TRANSPORT, INC., a Tennessee corporation ("Purchaser").

                                    RECITALS:

         WHEREAS, Seller is engaged in business as a motor carrier (the "Business") and desires to sell to Purchaser certain of Seller's assets; and

         WHEREAS, Purchaser, together with its subsidiaries and operating affiliates (collectively "Purchaser"), is engaged in business as a motor carrier and transportation logistics provider (the "Purchaser's Business") and desires to purchase certain assets of Seller's Business; and

         WHEREAS, Pressler is the sole owner, of record and beneficially, of all of the issued and outstanding capital stock of Laker and will benefit from a sale of the Assets to Purchaser.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter expressed, and subject to the satisfaction or waiver of the conditions hereof, the parties agree as follows:

                              1. PURCHASE AND SALE

         1.1 AGREEMENT TO SELL. At the Closing (as defined herein) and except as otherwise specifically provided in Section 1.3.2 hereof, and in reliance on the representations, warranties and covenants of Purchaser contained herein, Seller shall sell, convey, assign, transfer and deliver to Purchaser or its nominee, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the Assets (as defined below), free and clear of all mortgages, liens, pledges, security interests, charges, claims, liabilities, restrictions and encumbrances of any nature whatsoever, except for liens or mortgages expressly agreed to and assumed by Purchaser.

         1.2 AGREEMENT TO PURCHASE. Upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, Purchaser shall, at Closing, purchase the Assets from Seller in exchange for the Purchase Price (defined in Section 1.4.1 hereof).

         1.3 DESCRIPTION OF ASSETS; EXCLUDED ASSETS. The following described assets (the "Assets") shall be transferred to Purchaser hereunder:

         1.3.1 Assets to Be Acquired.

                  (a) all machinery, equipment, tools, vehicles, rolling stock, goods and other tangible personal property owned by Seller that are utilized in the Business as currently conducted, including, but not limited to, those items which are listed on Seller's October 31, 1998 Balance Sheet attached hereto as Exhibit A (the "October 31 Balance Sheet") under the captions "Revenue Equipment," "Shop and Garage Equipment" and "Miscellaneous Equipment," and including without limitation the tangible personal property set forth on Schedule 1.3.1(a) attached hereto (which items shall be collectively referred to as the "Equipment");

                  (b) all parts, fuel, tires, oil and other like items comprising the inventories of Seller, as well as all office supplies, including, but not limited to, replacements therefor, as such are used in the regular course of the Business, with inventories to be maintained at levels consistent with past operations (the "Inventory");

                  (c) all leasehold improvements and other improvements to real property interests, all fixtures thereon, and all rights, privileges and easements appurtenant thereto that are associated with or used in the operation of the Business (the "Real Property Improvements");

                  (d) all Seller's rights under any trademark, servicemark, trade name or copyright, whether registered or unregistered, and any applications therefor, including the name "Laker Express," and any other trade names or trademarks, all telephone numbers and telecopier numbers, as well as all other intangible assets;

                  (e) the option, for ten days from the date Purchaser receives a written list from Seller, to take assignment of, to the extent assignable, all Seller's rights under any written or oral contract, agreement, warranty, maintenance agreement, lease, conditional or installment sales agreements, plan, instrument, advertising, listing, registration, license, operating authority, certificate of occupancy, permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

                  (f) all furniture and office equipment, including without limitation computer equipment, computer software (including documentation and related object and source codes) of Seller, and the option to take assignment of all license agreements relating to computer equipment and computer software including, but not limited to, those items listed on Schedule 1.3.1(f) hereto;

                  (g) all methods, formulations, databases, trade secrets, know-how and other intellectual property used in the Business;

                  (h) all rights under express or implied warranties relating to the Assets;

                  (i) all of Seller's driver, customer and supplier lists, updated, as appropriate, at the Closing;

                  (j) to the extent legally transferable, all governmental or quasi-governmental licenses, consents and permits, including without limitation all plates, permits and operating authorities relating to Rolling Stock;

                  (k) to the extent legally transferable, all prepaid expenses, for periods subsequent to the Asset Possession Date, of Seller included on the October 31 Balance Sheet under the captions "Prepaid Taxes and Licenses" and "Prepaid Rents;" and

                  (l) all claims, counterclaims and set-offs against third parties relating to or arising out of the Assets and the Assumed Contracts (as defined herein) and which arise (or are continuing, in which event said claims, counterclaims and set-offs shall be prorated) after December 12, 1998 (the "Asset Possession Date").

         1.3.2 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following (collectively, the "Excluded Assets"):

                  (a) cash or cash equivalents (including marketable securities and short term investments);

                  (b) all accounts receivable for services or goods provided by Seller prior to the Asset Possession Date and accounts receivable from Seller's employees, refunds from prepaid insurance and note receivables;

                  (c) the rights which accrue or will accrue to Seller under this Agreement;

                  (d) the corporate minute books and stock books having to do solely with the corporate organization of Seller;

                  (e) all rights and funds in connection with Seller's benefit plans;

                  (f) deposits and certificates of deposit;

                  (g) prepaid insurance;

                  (h) the 1999 Chevrolet Suburban service vehicle;

                  (i) all insurance proceeds received under or which might be available under Seller's insurance coverage for body damage, property damage, general liability or other coverage;

                  (j) the right to any refund of Taxes (as hereinafter defined) for periods ending on or prior to the Asset Possession Date, to the extent such refunds or the prospects thereof are not reflected as an asset on the October 31 Balance Sheet;

                  (k) Seller's financial records; and

                  (l) those assets described on Schedule 1.3.2 hereto.

         1.4 PURCHASE PRICE, PAYMENT, ALLOCATION, AND LIABILITIES.

         1.4.1 Purchase Price. Subject to any adjustments under Sections 1.4.3,
1.4.4 and 1.4.5 hereof, the aggregate consideration to be paid for the Assets shall be $14,884,000 (such number, as adjusted pursuant to the terms hereof, shall be referred to as the "Purchase Price"). The Purchase Price shall be allocated among the Assets in the manner set forth on Schedule 1.4.1. After the Closing, the parties hereto shall make consistent use of such allocation for all purposes relating to Taxes and in any and all filings, declarations and reports with the Internal Revenue Service, including all Tax Returns (as hereinafter defined).

         1.4.2 Payments. Assuming the conditions to Closing are satisfied or duly waived, on the Closing Date, Purchaser shall deliver the Purchase Price as follows:

                  (a) pay via wire transfer an amount of $14,484,000 less any deductions pursuant to Sections 1.4.3, 1.4.4 and 1.4.5 included in the Preliminary Adjustments as defined in Section 1.4.6 hereof;

                  (b) pay to third parties at the instruction of Seller amounts established pursuant to Section 1.4.3. to satisfy liens enabling the transfer of clear title to the Assets (except for liens related to Assumed Liabilities, as hereinafter defined); and

                  (c) a promissory note in the original principal amount of $400,000 in the form attached hereto as Exhibit B (the "Note").

         The balance of the Purchase Price, if any, shall be paid based on the difference between the Final Adjustments (as hereinafter defined) and the Preliminary Adjustments as provided in Section 1.4.6.

         1.4.3 Delivery of Title. Seller agrees to deliver the titles to all Assets, including the tractors, trailers and other revenue equipment utilized in the Business as currently conducted (the "Rolling Stock"), at Closing, and such Assets will be free and clear of all liens or other claims as of the Closing Date. Purchaser understands that certain of the Rolling Stock is presently subject to security interests in favor of third parties. To the extent Seller is unable to obtain release of such security interests prior to Closing, Seller shall provide confirmation of the amount of any indebtedness secured by such liens and instructions for pay off of such amounts from any such secured party claiming an interest in the Assets. To the extent Seller is not able to provide either satisfactory evidence of clear title or confirmation of the pay-off amount required to retire all liens and establish such clear title (unless such liens relate to Assumed Liabilities), Purchaser shall not be required to deliver the Purchase Price attributable to such Assets on the Agreed Values Schedule attached hereto as Schedule 1.4.3 (the "Agreed Values Schedule") until it receives confirmation of clear title, and Purchaser shall retain possession of such Assets until such time. If such clear title is not delivered within 90 days after Closing, possession shall revert back to Seller.

         1.4.4 Purchase Price Adjustments. The Purchase Price shall be adjusted as set forth below:

                  (a) Rolling Stock Adjustments.

                           (i) Missing Rolling Stock. If any tractor or trailer
                  comprising the Rolling Stock is Missing (as hereinafter defined) as of the date of Closing, the Purchase Price shall be reduced by an amount equal to the aggregate value set forth on the Agreed Values Schedule for the type of tractor or trailer that is Missing. As used herein, a tractor or trailer shall be deemed "Missing" if it has not been located prior to Closing by Purchaser (or, with respect to trailers, there is a lack of evidence satisfactory to Purchaser in dispatch records or otherwise of such trailer's current use), and, with respect to tractors, if it has not also been inspected by representatives of Purchaser (including inspections by drivers if authorized) prior to Closing. Purchaser shall provide Seller, on a weekly basis, with an inventory, updated as appropriate, indicating that Rolling Stock which Purchaser has located and inspected and that Rolling Stock which is Missing or Destroyed (as hereinafter defined).

                           (ii) Destroyed Rolling Stock. If any tractor or
                  trailer comprising the Rolling Stock is deemed to be Destroyed as of the date of Closing, the Purchase Price shall be reduced by an amount equal to the value set forth on the Agreed Values Schedule for the type of tractor or trailer that is Destroyed. As used herein, the term "Destroyed" shall mean any Rolling Stock which has sustained damage, the repair of which is estimated to cost in excess of 25% of the value of such Rolling Stock (as such value is established on the Agreed Values Schedule).

                           (iii) Deduction for Repairs and Excessive Wear.
                  Purchaser is acquiring the Rolling Stock with the expectation that it will be in average condition for Rolling Stock of its age and type, and that it will have been maintained and serviced in a manner consistent with the requirements of the various manufacturers and the United States Department of Transportation ("DOT") standards. Each item of Rolling Stock must not be damaged, require repair or extraordinary maintenance and must be in sound and roadworthy operating condition at the Asset Possession Date. Each item of Rolling
                  Stock: (1) must contain no physical damage, including but not limited to broken glass, and interior and exterior sheet metal damage which, in the aggregate, exceeds $750; (2) the tires must contain at least 50% of the original tread on the steer axle and at least 50% of the original first-time recap or retread on the drive or trailer axles; and (3) there must be remaining at least 50% of the brake lining for each such item of Rolling Stock (collectively the "Applicable Standard"). To the extent that any item of Rolling Stock does not meet the Applicable Standard, the Rolling Stock Value shall be reduced (the "Damage Deduction") on a per item basis, based upon the actual or estimated cost (which shall be commercially reasonable) to bring each item of Rolling Stock up to the Applicable Standard, but not to a new condition or any condition substantially higher than the Applicable Standard. All Rolling Stock shall be subject to inspection by Purchaser.

                           (iv) Location of Missing Rolling Stock. If after the
                  Closing representatives of Purchaser or Seller locate tractors or trailers comprising the Rolling Stock that were categorized as Missing at the Closing and for which an Adjustment to the Purchase Price was made pursuant to Section 1.4.4 hereof,

                  Purchaser shall pay Seller the value of such Missing Rolling Stock pursuant to the amount set forth on the Agreed Values Schedule within ten days of the location of the Missing Rolling Stock. All Rolling Stock which has not been located within 90 days after Closing shall be presumed to be permanently Missing, and title to such assets along with title to Destroyed Rolling Stock shall not transfer to Purchaser but shall be retained by Seller.

                  (b) Disposition of Assets. In the event that Seller has sold or otherwise disposed of any of the Equipment or the Inventory shown on the October 31 Balance Sheet since October 31, 1998, or if any such Equipment or the Inventory has been destroyed, by fire, damage or otherwise since October 31, 1998, which Equipment or Inventory is not replaced prior to the Asset Possession Date, the Purchase Price shall be reduced by the replacement value of such Equipment and Inventory so disposed of or destroyed and not replaced.

                  (c) Loss of Drivers. The Purchase Price shall be adjusted for the variance between the number of drivers (including employees and owner-operators) below or above 175 (the "Minimum Driver Count") as set forth herein. The total number of drivers (including employees and owner-operators) shall be determined as of December 18, 1998 and compared to the Minimum Driver Count. For each driver below the Minimum Driver Count, the Purchase Price shall be adjusted downward by $5,000. For each driver above the Minimum Driver Count, the Purchase Price shall be adjusted upward by $5,000. For purposes of calculating the number of drivers as of December 18, 1998, Seller shall be entitled to include (i) any driver employed by Seller on the date hereof who is employed by Purchaser on December 18, 1998; (ii) any prospective employee listed on Schedule 1.4.4(c) hereto who is hired by Purchaser by December 18, 1998; and (iii) any owner-operator under contract with Seller on the date of this Agreement who accepts employment as a driver with or contracts as an owner-operator with Purchaser by December 18, 1998.

         1.4.5 No Assumption of Liabilities. Except with respect to the liabilities Purchaser agrees to assume in writing prior to Closing (the "Assumed Liabilities"), Purchaser shall not assume or be responsible for any Liability (as hereinafter defined) of Seller, whether accrued before or after the Closing Date. For purposes of this Agreement, the term "Liability" or "Liabilities" shall include, without limitation, any direct or indirect indebtedness, guarantee, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute or contingent, whether arising under contract, tort or by statute. All Assumed Liabilities shall be set forth on
Schedule 1.4.5 attached hereto prior to Closing. Without limiting the breadth and generality of the foregoing, except for the Assumed Liabilities, Purchaser shall not assume or incur any Liability in respect to any of the following:

                  (a) Liabilities to any of Seller's creditors for deficiencies following the sale, return or other disposition of any Assets, including, but not limited to, the Rolling Stock, which are subject to their respective security interests or leases;

                  (b) Any product liability, cargo liability, vehicle accident, premises liability, or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, and any claim seeking recovery for consequential damage, lost revenue or income;

                  (c) Any liability arising from or incurred in connection with any violation or noncompliance with any or all laws, regulations or orders relating to Hazardous Substances (as hereinafter defined). As used in this Section, the term "Hazardous Substances" means any hazardous or toxic substances, pollutants, contaminants, materials or wastes, including but not limited to those substances, pollutants, contaminants, materials and wastes listed in the DOT Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or such substances, materials and wastes which are regulated under any federal environmental law or any applicable local or state environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as supplemented and amended, or the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. ss. 6901, et seq.; toxic substances as defined under the Toxic Substance Control Act, 15 U.S.C. ss. 2601, et seq.; or any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances, flammables and explosives;

                  (d) Any foreign, federal, state or local Taxes: (i) payable with respect to the business, assets, properties or operations of Seller or any member of any affiliated group of which either is a member; or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller or any member of any affiliated group of which either is a member of this Agreement and the transactions contemplated hereby, provided that the foregoing shall not apply to Taxes payable by Purchaser;

                  (e) Any Liability arising prior to or as a result of the transactions contemplated by this Agreement to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Asset Possession Date, or under any benefit arrangement with respect thereto; and

                  (f) Any Liability of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby including fees and expenses of counsel, accountants, trustees and other experts.

         1.4.6 Procedures for Adjustments to Purchase Price. The parties agree that they shall make a preliminary assessment of the Adjustments pursuant to Sections 1.4.3, 1.4.4 and 1.4.5 as of a date which is two business days prior to the Closing Date based on the most current information then available as to:

                  (a) Missing Rolling Stock and Destroyed Rolling Stock;

                  (b) an assessment of any Damage Deduction to the Rolling
         Stock;

                  (c) any dispositions or destruction of Assets as contemplated in Section 1.4.4(b);

                  (d) the adjustment contemplated in Section 1.4.4(c) for drivers below or above the Minimum Driver Count;

                  (e) the pay-off amount required to retire all liens and to establish clear title (except for liens related to the Assumed Liabilities) pursuant to Section 1.4.3;

                  (f) the amounts attributable to Assets as to which clear title cannot be delivered pursuant to Section 1.4.3; and

                  (g) the amount of Assumed Liabilities under Section 1.4.5. (collectively, the "Preliminary Adjustments").

         The Purchase Price shall be reduced or increased, as appropriate, by the aggregate amount of the Preliminary Adjustments, if any. Within 30 days after the Closing, Purchaser shall present to Seller a statement showing the proposed final amount of the Adjustments, which statement Seller shall have 30 days to review. If Seller should desire to dispute any of such proposed final adjustments, it shall notify Purchaser of any disputed items, containing reasonable detail of the nature of the dispute within said 30-day period. The parties shall attempt in good faith to reconcile such dispute in the 45 days after the expiration of said 30-day period. If the parties are unable to agree upon the resolution of such dispute in said period, the parties agree to endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association. If mediation is not successful within 30 days after referral to mediation, the matter shall be submitted to arbitration in Lexington, Kentucky in accordance with the rules and procedures of the American Arbitration Association, and any disputed amounts of the proposed Final Adjustments shall thereafter be determined by the arbitrator in such arbitration (the "Arbitrator"). The engagement of and the determination by the Arbitrator shall be completed within 60 days after such assignment is given to the Arbitrator and shall be binding on and shall be nonappealable by Seller and Purchaser. The fees and expenses payable to the Arbitrator in connection with such determination will be borne 50% by Seller and 50% by Purchaser, unless (i) the determination of the Arbitrator with respect to the disputed amounts results in a payment by Seller in an amount which exceeds by more than $10,000 the amount Seller shall have claimed it owes hereunder; in which case all of the fees and expenses payable to the Arbitrator shall be paid by Seller, or (ii) the determination of the Arbitrator with respect to the disputed amounts results in a payment by Purchaser in an amount which exceeds by more than $10,000 the amount Purchaser shall have claimed it owed hereunder, in which case all of the fees and expenses payable to the Arbitrator shall be paid by Purchaser. The final adjustments as agreed upon by the parties or as determined by arbitration are herein referred to as the "Final Adjustments." Within 10 days of the determination of the Final Adjustments, the Final Adjustments shall be compared to the Preliminary Adjustments, and if the deductions represented by the Final Adjustments are less than those represented by the Preliminary Adjustments, Purchaser shall pay Seller such difference, and if the deductions represented by the Final Adjustments are more than those represented by the Preliminary Adjustments, Seller shall pay Purchaser such difference, in each case in immediately available funds. Notwithstanding the foregoing, any payment pursuant to this Section 1.4.6 shall be net of any payments for located Missing Rolling Stock which have been made subsequent to Closing pursuant to Section l.4.4(a)(iv).

         1.5 INDIANAPOLIS TERMINAL. As of the Asset Possession Date, Purchaser agrees to lease Seller's terminal located at 4808 West 96th Street, Indianapolis, Indiana (the "Indianapolis Terminal") for a period of not less than six months (unless the transactions contemplated hereby are terminated pursuant to Section

9.1 hereof, in which case said lease shall expire contemporaneously with such termination). Purchaser's obligation to lease the Indianapolis Terminal is conditioned upon the following:

                  (a) Purchaser's receipt of a Report of Preliminary Environmental Site Assessment of the Indianapolis Terminal containing results satisfactory to Purchaser (the "Phase I"); and

                  (b) execution of a lease in the form attached hereto as Exhibit C (the "Realty Lease").

         1.6 LEASE OF ROLLING STOCK. As of the Asset Possession Date, Purchaser shall lease the Rolling Stock pursuant to a lease in the form attached hereto as Exhibit D (the "Rolling Stock Lease").

         1.7 CUSTOMER CONTACTS. Seller agrees that beginning on December 11, 1998, Purchaser shall be entitled to contact customers of Seller with the intention of transitioning their business to Purchaser. Seller agrees to cooperate with Purchaser in making such initial contacts, and in moving the accounts to Purchaser.

         1.8 TRANSFER OF POSSESSION OF ASSETS. In order to effect an orderly sale of the Assets, Seller and Purchaser have agreed that, subject to the satisfaction of the conditions set forth in Section 5 hereof, effective at 12:01 a.m., Indianapolis time, on the Asset Possession Date, Purchaser shall (a) lease the Rolling Stock pursuant to Section 1.7; (b) employ such of Seller's employees as it elects to employ; (c) lease the Indianapolis Terminal pursuant to the Realty Lease; and (d) be entitled to use the inventory and spare parts to the extent necessary to operate the Assets.

         1.8.1 In Transit Assets. Seller and Purchaser recognize that certain Rolling Stock will have been dispatched by Seller and will be "in transit" at the time of the Asset Possession Date. If the Rolling Stock has been dispatched to pick up a load from a shipper and such load has been loaded onto the truck on or before 11:59 p.m. on December 11, 1998, then such load shall be considered a "Pre-Asset Possession Load." Any shipment which is loaded after 11:59 p.m. on December 11, 1998 shall be considered a "Post-Asset Possession Load." All revenues derived from Pre-Asset Possession Loads shall be for the benefit of, and shall belong to, Seller, and all revenues derived from Post-Asset Possession Loads shall be for the benefit of, and shall belong to, Purchaser.

                  (a) Obligations with Respect to Pre-Asset Possession Loads and Post-Asset Possession Loads. Seller shall bear the risk of loss with respect to Rolling Stock that is used to deliver any Pre-Asset Possession Load until such load has been delivered and the Rolling Stock is available for dispatch by Purchaser. For purposes of this
         Section 1.9.1, the phrase "available for dispatch by Purchaser" shall mean that time when the Rolling Stock has delivered its load and is available to Purchaser for dispatch to another location; provided that for any Pre-Asset Possession Load that is delivered to a location outside of Seller's Normal Service Area (as defined in Schedule 1.8.1(a)), "available for dispatch by Purchaser" shall mean the earlier of that time when the Rolling Stock is (i) returned to the Indianapolis Terminal; (ii) parked at a driver's residence, if such tractor is typically parked at a driver's residence; or (iii) at the pick-up location for the first assigned load following the Asset Possession Date. Purchaser shall bear the risk of loss with respect to Rolling Stock which is used to deliver any Post-Asset Possession Load. Seller shall maintain full insurance coverage (i.e., physical damage, property damage and liability insurance) identical to its present coverage covering all Rolling Stock delivering Pre-Asset Possession Loads. All drivers delivering Pre-Asset Possession Loads shall continue to be employees of Seller until such loads have been delivered and any such driver is available for dispatch by Purchaser (assuming that Purchaser has offered that driver employment). Seller agrees to indemnify, defend and hold Purchaser harmless from any type of claim or liability which may arise or be asserted against Purchaser for injury, death or property damage arising from the delivery of any Pre-Asset Possession Load (including any transit required to make the Rolling Stock available for dispatch by Purchaser). Purchaser agrees to indemnify, defend and hold Seller harmless from any type of claim or liability which may arise or be asserted against Seller for injury, death or property damage arising from the delivery of any Post-Asset Possession Load.

                  (b) Expenses for Pre-Asset Possession Loads and Post-Asset Possession Loads. All costs and expenses incurred in connection with delivering Pre-Asset Possession Loads (including any transit required to make the Rolling Stock available for dispatch by Purchaser) shall be the sole obligation of Seller, including, but not limited to, fuel, salaries and per diem payments to drivers. Purchaser shall bear all such costs and expenses incurred in connection with delivering Post-Asset Possession Loads.

         1.8.2 Certain Costs and Expenses. Purchaser and Seller understand and agree that during the period from the Asset Possession Date through the time when Seller is able to complete and wind down its business, there may be instances where certain costs and expenses will need to be allocated. The parties agree to work cooperatively to make such allocations in a manner consistent with the provisions of this Agreement.

         1.8.3 Use of Office Space, Equipment and Systems.

                  (a) Pre-Closing. Seller agrees that from the date of this Agreement until the Closing, Purchaser shall be entitled to use the office equipment and systems of Seller as required in connection with Purchaser's commencement of operations at the Indianapolis Terminal. The parties agree that Purchaser's use of the facilities shall be at its own cost and expense and, accordingly, Purchaser shall reimburse Seller for utilities and the cost of any employees of Seller providing services to Purchaser.

                  (b) Post-Closing. Purchaser agrees to allow Seller to continue to use the office equipment and systems and software in connection with the winding down of its business through March 31, 1999. During such period, Seller shall be entitled to maintain reasonable office space for up to four employees. Subsequent to March 31, 1999, Purchaser and Seller agree to negotiate any continued joint use of facilities and equipment.

                  (c) Proration of Certain Expenses. Utility charges, real estate and personal property taxes, and other similar expenses in respect of the Assets and the Business shall be adjusted ratably as of the Asset Possession Date. The net amount payable either to the Purchaser by the Seller or to the Seller by the Purchaser as a result of such adjustments shall be determined and adjusted on a monthly basis.

                  (d) Certain Direct Costs. During the period of joint use of any office equipment, each party shall be responsible for direct costs associated with operation of the office equipment. By way of example, to the extent Seller requires continued use of software programs included in the Assets,

         Seller shall be responsible for any license, maintenance or other fees and expenses associated with such continued usage.

                                   2. CLOSING

         The closing (the "Closing") of the sale and purchase of the Assets shall take place at the offices of Scopelitis, Garvin, Light & Hanson, 10 West Market Street, Suite 1500, Indianapolis, Indiana 46260 on January 6, 1999, or at such location and at such time as the parties may otherwise agree, provided the conditions set forth in Section 6 have been satisfied or waived by the party whose obligations are subject to such condition or on such other date as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date."

                        3. REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. Laker and Pressler, jointly and severally, represent and warrant to Purchaser as follows:

         3.1.1 Corporate Existence and Organization. Laker is a corporation duly organized, validly existing and in good standing under the laws of the state of Indiana, and Laker is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified, as evidenced by certificates of good standing issued by each such jurisdiction, except for those jurisdictions where the failure to be so qualified will not have a material adverse effect on Laker. There are no agreements affecting Laker's corporate governance other than the Articles of Incorporation and Bylaws.

         3.1.2 Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. This Agreement and the underlying transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller; and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Pressler has valid power, authority and legal right to execute, deliver and perform the Seller's Documents, which are the legal, valid and binding obligations of Pressler, enforceable against Pressler in accordance with their respective terms.

         3.1.3 Safety Rating. Seller has now, and since the commencement of its operations, has maintained a "Satisfactory" safety rating as promulgated by the DOT and is not aware of any issues, deficiencies or violations which would change such rating. Seller is not aware of any notice of any intended, pending or proposed audit of its operations by the DOT or any other governmental entity having jurisdiction over the operations of Seller.

         3.1.4 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which Seller is subject,
(b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Laker or any securities issued by Laker, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorizations (defined in Section 3.1.14), or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. No Authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

         3.1.5    Capitalization, Ownership of Shares and Third Party Options.

                  (a) Pressler is the lawful record and beneficial owner of all of the issued and outstanding capital stock of Laker. All of such capital stock is owned free and clear of all liens, encumbrances and restrictions of every kind except for restrictions on transfer under federal and state securities laws.

                  (b) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Seller of any shares of its capital stock.

                  (c) Laker has no subsidiaries and is not a general partner in any partnership.

                  (d) Except as set forth on Schedule 3.1.5(d), there are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Assets or any interest therein. Seller is not subject to any restrictive covenants or covenants not to compete that would interfere with the operation of the Business on a national scale.

         3.1.6 Financial Statements. Seller has delivered to Purchaser true and complete copies of (a) the audited balance sheets of Seller as at its fiscal year end for each of the years December 31, 1995, 1996, and 1997 and the related audited statements of income, cash flow and changes in shareholders equity for the fiscal years then ended, certified by Seller's auditors (the "Audited Statements") and; (b) the unaudited balance sheet of Seller as of October 31, 1998 and related statements of income and cash flow for the periods then ended (the "Interim Statements" and, together with the Audited Statements, the "Financial Statements"), all of which have been prepared in accordance with GAAP, except as indicated in the notes thereto, consistently applied throughout the periods involved. The Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated, and such statements of income, cash flow and changes in shareholders equity fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated. The Interim Statements contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended, subject to normal year-end adjustments.

         3.1.7 Accounts Receivable. The accounts receivable of Seller shown in the Financial Statements (the "Accounts Receivable") do not include any amounts attributable to services yet to be performed. All of the Accounts Receivable are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of the Seller which resulted from the regular course of the Seller's business. The reserve for collection losses on the Interim Statements has been determined in accordance with GAAP consistent with past practice.

         3.1.8 Inventory. All inventory of Seller used in the conduct of the Business, reflected on the Financial Statements or acquired since the date thereof, was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality, normal wear and tear excepted; in Seller's judgment consists substantially of a quality, quantity and condition usable in the ordinary course of the Business; is valued at reasonable amounts based on the ordinary course of business of Seller; and is not subject to any material write-down or write-off.

         3.1.9 Tax and Other Returns and Reports. Except as listed on Schedule 3.1.9, to the best of Seller's knowledge, all federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, fuel and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipality or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns reflect in all material respects the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns or are heretofore or hereafter claimed to be due by any taxing authority from Seller, have been accrued as shown on the financial statements or paid, and no Taxes are currently delinquent, except those being disputed in good faith by Seller as identified on Schedule 3.1.9. In all material respects, and to Seller's best knowledge, the accruals for Taxes contained in the Financial Statements are adequate to cover the tax liabilities of Seller with respect to the Business as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Seller has not received any notice of assessment or proposed assessment in connection with any Tax Returns, and except as listed on Schedule 3.1.9, there are no pending tax examinations or audits of or tax claims asserted against Seller or any of its assets or properties of which Seller is aware. Seller has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Seller has no knowledge of any basis for any additional material assessment of any Taxes. To its best knowledge, Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller.

         3.1.10 Books of Account. The books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the Assets and Liabilities of Seller in all material respects. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         3.1.11 Existing Condition. Since October 31, 1998, Seller has not:

                  (a) incurred any material Liabilities, other than Liabilities incurred in the ordinary course of business, consistent with past practice, failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) except as disclosed in Schedule 3.1.11(b), sold, encumbered, assigned or transferred any material assets or properties which would have been included in the Assets if the Closing had been held on the date of the October 31 Balance Sheet or on any date since then, except for the sale of Assets, use or consumption of inventory in the ordinary course of business consistent with past practice;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for any Liens related to the Assumed Liabilities ("Permitted Liens");

                  (d) except as disclosed in Schedule 3.1.11(d), suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $5,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (e) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

                  (f) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have a material adverse effect on its business, operations, assets, properties or prospects;

                  (g) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (h) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

                  (i) changed any of the accounting principles followed by it or the methods of applying such principles; or

                  (j) entered into any material transaction other than in the ordinary course of business consistent with past practice.

         3.1.12 Title to Properties. Seller has good, valid and marketable title to all of its properties and assets, real, personal and mixed, which would be included in the Assets if the Closing took place on the date hereof, which it purports to own, including without limitation all Assets to be acquired under this Agreement and as reflected in the October 31 Balance Sheet (except for inventory sold, used or consumed since the date thereof in the ordinary course of business consistent with past practice). Except for Permitted Liens, the Assets are free from all liens, claims, restrictions, equitable interests, pledges, options, security interests, rights of way, rights of first refusal and encumbrances, including liens, if any, for ad valorem personal property taxes and federal taxes.

         3.1.13 Condition of Tangible Assets; Availability of Assets. All equipment, machinery, vehicles and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof (except for Rolling Stock which is deemed to be Destroyed or Missing) are in Seller's possession and control, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of Seller and Purchaser's business and materially conform to all applicable laws, ordinances, codes, rules, regulations, authorizations, warranties and maintenance schedules relating to their construction, manufacture, modification, use and operation. The Rolling Stock is in an average condition for Rolling Stock of its age and type and has been maintained and serviced in a manner consistent with manufacturers' requirements and DOT standards. No person other than Seller or the owner-operators with whom Seller has valid contracts owns any equipment or other assets or properties, tangible or intangible, used in or necessary to the operation of the Business, except for leased property. The Assets and the Excluded Assets constitute all the assets, tangible or intangible, necessary for the operation of the Business in Seller's judgment.

         3.1.14 Compliance with Law; Authorizations. To its best knowledge, Seller has complied with each, and is not in material violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject (the "Regulations"). To the best of its knowledge, Seller owns, holds, possesses or lawfully uses in the operation of its business all operating authorities, franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations (the "Authorizations") which are materially necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by Seller in the conduct of the business of Seller, in material compliance with all Regulations. Schedule 3.1.14 listing such Authorizations shall be delivered to Purchaser on or before December 31, 1998. To Seller's best knowledge, Seller is not in material default, nor has it received any notice of any claim of default, with respect to any such Authorization.

         3.1.15 Insurance. The Assets and operations of Seller are insured under various policies of general liability and other forms of insurance, all of which is described in Schedule 3.1.15 and which will disclose for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full through the periods provided.

         3.1.16 Contracts and Commitments.

                  (a) Purchaser shall not assume any of Seller's obligations, except contracts and agreements which are listed in Schedule 3.1.16 attached hereto (the "Assumed Contracts"), under any written or oral agreements, contracts, commitments, instruments, options or undertakings.

                  (b) To the best of Seller's knowledge, as of the Closing Date, each of the Assumed Contracts is valid and enforceable in accordance with its terms. As of the Closing Date, Seller will be and to Seller's knowledge all other parties thereto will be, in compliance with the material provisions thereof; Seller will not be, and to Seller's knowledge, no other party thereto will be, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein. Except as set forth on
         Schedule 3.1.16, no such Agreement requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

                  (c) Each Assumed Contract as delivered is the full, correct and complete copy thereof.

                  (d) Schedule 3.1.16 accurately discloses with respect to each Assumed Contract, the customer name; the form from which such contract has been derived; whether or not the contract amount is fixed or may be varied based on services performed; if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount and the estimated contract amount most recently communicated to the customer; a good faith, reasonable estimate of the work completed and total costs incurred to the date hereof thereunder; the total billings as of the date hereof under such contract; the estimated completion dates therefor; and whether such contract requires the furnishing of goods or services by persons other than the employees of Seller.

         3.1.17 Additional Information. Attached as Schedule 3.1.17 is an accurate list and summary descriptions of the following:

                  (a) all inventory, equipment, furniture and fixtures of Seller included in the Assets as of the date of the October 31 Balance Sheet, specifying such items as are owned and such as are leased and, with respect to the leased property as to which Seller is a lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease; and

                  (b) the names and titles of and current annual base salary or hourly rates for all employees of Seller engaged in the conduct of the Business, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for the vacation and severance benefits to which each such person is entitled.

         3.1.18 Labor Matters. Seller is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of Seller, no collective bargaining agent has been certified as a representative of any of the employees of Seller to Seller's knowledge, and no representation campaign or election is now in progress with respect to any of the employees of Seller. If Purchaser reasonably determines that it is required to send a notice under 29 U.S.C. ss.ss. 2101-2109 (the "WARN Act") or state law notice to any of Seller's employees prior to Closing, Seller will provide to Purchaser any information necessary or helpful in the sending of such notice, will cooperate with Purchaser in providing such notice, and will assist Purchaser in coordinating responses to inquiries and requests by such employees. To the best of its knowledge, Seller is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Any workers' compensation claims filed against Seller in the past two years are fully reserved against on the October 31 Balance Sheet and are listed on Schedule 3.1.18. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the knowledge of Seller, threatened with respect to Seller's employees. Since the date of the Interim Statements, Seller has not made or agreed to any increase in the amount, rate, terms or method of calculation of compensation to any existing or former employee of Seller, except as listed in Schedule 3.1.18.

         3.1.19 Employee Benefit Plan and Arrangements. Purchaser shall have no liability for any employee benefit plans of Seller, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by the Seller. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA. Set forth on Schedule 3.1.19 is a complete list of all employee benefit plans maintained by Seller. Except as set forth on Schedule 3.1.19, Seller has not incurred or reasonably expects to incur prior to the Closing, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that is likely to become, after the Closing, an obligation of Purchaser. Except as disclosed on Schedule 3.1.19, Seller is aware of no condition that is likely to constitute grounds for termination by the PBGC of any employee benefit plan subject to Title IV of ERISA that is maintained by Seller. To Seller's knowledge, except as set forth on Schedule 3.1.19, no "reportable event," within the meaning of Section 4043(c)(5), (6) or (10) of ERISA, has occurred in connection with any employee benefit plan subject to Title IV of ERISA. None of Seller's employee benefit plans is a "multi-employer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

         3.1.20 Intellectual Property Matters. Set forth on Schedule 3.1.20 is a complete list of any patent, trademark, trade name, service mark, copyright, software, or trade secret utilized by Seller in the conduct of the Business (the "Intellectual Property"), all of which are owned by the Seller free and clear of any liens, claims, charges or encumbrances except for Permitted Liens. To Seller's best knowledge, the Seller does not materially infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. The Seller is not in material default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to the Intellectual Property. No present or former employee of the Seller and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property, or in any application therefor, or in any trade secret, which the Seller owns, possesses or uses in its operations as now or heretofore conducted.

         3.1.21 Software.

                  (a) Performance. The computer software of Seller included in the Intellectual Property (the "Software") represents all of the software used by Seller to conduct the Business of Seller. Schedule
         3.1.21 contains a complete list of all Software, including the trade name of such Software, its function(s) and any maintenance or license agreement concerning or related to such Software. The Software performs substantially in accordance with the documentation and other written material used in connection with the Software and is in machine-readable form. Seller is in possession of and will deliver at Closing complete and correct copies of all user and technical documentation related to the Software which are currently in its possession.

                  (b) Delivery of All Copies. All copies of the Software embodied in physical form are being delivered to Purchaser at or prior to the Closing, with the exception of copies of Software retained by Seller for use in winding down its business. Seller represents that its use of the Software during such wind-down period will not violate or infringe the rights of any third party, and will not violate any contract or license with respect to the Software.

         3.1.22 Environmental Matters.

                  (a) To Seller's best knowledge, Seller has obtained all material permits, licenses and other authorizations which are required in connection with the conduct of the Business (including all of its leased real estate, the "Real Property") or any other assets owned or leased by Seller under applicable Regulations relating to pollution or protection of the environment, including Regulations relating to emissions, storage, discharges, existence, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surfacewater, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes ("Hazardous Material").

                  (b) To Seller's best knowledge, Seller is in compliance in all material respects in the conduct of the Business (including the Real Property and all assets owned or leased by Seller) with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (c) Seller is not aware of, nor has Seller received notice of, any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, existence, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any Hazardous Material.

                  (d) Seller is not aware of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Seller in connection with the conduct of the Business (including the Real Property and all assets owned or leased by the Seller) relating in any way to those laws or any applicable regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which requires any investigation or response activities.

         3.1.23 Real Property.

                  (a) Leased Real Property. Seller's Indianapolis Terminal is the only real estate operated by Seller in connection with the conduct of its business as presently conducted, and Seller has not operated or owned any other real estate for the period beginning January 1, 1993 through the present. The Indianapolis Terminal is leased to Seller from Pressler pursuant to a valid and binding lease. The Indianapolis Terminal is owned by Pressler.

                  (b) Pollution and Hazardous Substances. To Seller's best knowledge, Seller has not used, discharged, released, disposed of or allowed to exist on, under or about any of its assets, including the Indianapolis Terminal, any radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any substances defined as or included within the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any and all Regulations, except for goods and materials transported as cargo or used in the ordinary course of the Business (inclusive of petroleum products) and in compliance with all Regulations. To the best of its knowledge, Seller has kept and maintained its assets, including the Indianapolis Terminal, and the waters or any waste on, under or discharged from its assets, including the Indianapolis Terminal, in material compliance with, and has not caused or permitted its assets, including the Indianapolis Terminal, to be in material violation of any regulations now or previously in effect related to environmental conditions, air, water and land pollution or the storage or disposition of hazardous or toxic materials on, under or about its assets, including the Indianapolis Terminal.

         3.1.24 Availability of Documents. Seller has made available to Purchaser or will make available to Purchaser prior to Closing copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, trade names, service marks, copyrights and applications therefor reasonably required in the operation of the Business and requested by Purchaser in its due diligence.

         3.1.25 Restrictions. Except for this Agreement and as disclosed herein, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the consummation of the transactions contemplated hereby.

         3.1.26 Conditions Affecting Seller. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, Assets or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect the economy generally. Apart from attrition commonly associated with transactions of this type, Seller is not aware of any loss of any employee (excluding drivers), agent or customer or other advantageous arrangement that will result because of the consummation of the transactions contemplated hereby.

         3.1.27 Completeness of Disclosure. No representation or warranty by Seller in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein, or necessary to make any statement herein or therein not misleading.

         3.1.28 Customers. Schedule 3.1.28 contains a complete list of the names of each customer of Seller that purchased services from Seller (the "Seller Services") with an aggregate value of $100,000 or more during the six month period ending October 31, 1998. As of the date hereof to the actual knowledge of the executive officers of Seller, Seller has not received any notice from any such customer that it has (i) ceased or is planning to cease using the Seller Services or (ii) within the past 90 days, substantially reduced, or will substantially reduce, the amount of the Seller Services to be purchased in the future.

         3.1.29 Drivers. Seller warrants that as of December 7, 1998, it had 210 drivers employed and contracted with 13 owner-operators.

         3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

         3.2.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with the corporate power to own its properties and to carry on its business as now being conducted.

         3.2.2 Corporate Power and Authorization. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by duly authorized officers of Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

         3.2.3 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter of Purchaser or any securities issued by Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, authorization or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser may have rights or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Purchaser thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Purchaser. Purchaser represents to Seller that it has obtained the approval of its board of directors as well as the approval of the board of directors of Purchaser's parent corporation, subject to the fulfillment of the terms and conditions of this Agreement.

         3.2.4 Financial Ability. Purchaser has the financial ability to perform its obligations under this Agreement and to pay the Purchase Price to Seller in the manner set forth in this Agreement.

         3.2.5 Safety Rating. Purchaser has now, and since the commencement of its operations, maintained a "Satisfactory" safety rating as promulgated by the DOT and is not aware of any issues, deficiencies or violations which would change such rating. Purchaser is not aware of any notice of any intended, pending or proposed audit of its operations by the DOT or any other governmental entity having jurisdiction over the operations of Purchaser.

         3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation, due diligence or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

         4. AGREEMENTS PENDING THE ASSET POSSESSION DATE AND THE CLOSING

         4.1 AGREEMENTS OF SELLER PENDING THE ASSET POSSESSION DATE AND THE CLOSING. Seller covenants and agrees that, pending the Asset Possession Date and the Closing, as applicable, and except as otherwise agreed to in writing by
Purchaser:

         4.1.1 Conduct of Business. Prior to the Asset Possession Date, the Business shall be conducted in the ordinary course consistent with past practice. Prior to the Closing, Seller shall not intentionally engage in any activity or other business competitive with or detrimental to the Business. Seller shall use its best efforts to conduct the Business and its affairs in such a manner that on the Asset Possession Date and the Closing Date the representations and warranties of Seller contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date. Seller agrees not to accelerate collection efforts or adopt other techniques to accelerate collection of Accounts Receivable. Seller shall not provide any confidential information concerning the Business or its properties or assets to any third party, other than in the ordinary course of business. Prior to Closing, Seller covenants to work diligently with the management of Purchaser to make available to Purchaser its existing business, customers, drivers and vendors.

         4.1.2 Maintenance of Physical Assets. Until the Asset Possession Date, Seller shall continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice.

         4.1.3 Employees and Business Relations. Seller shall use its best efforts to keep available the services of the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business.

         4.1.4 Maintenance of Insurance. Prior to the Asset Possession Date, Seller shall notify Purchaser of any changes in the terms of the insurance coverages, policies and binders relating to the Business.

         4.1.5 Maintenance of Authorizations. Seller shall use its best efforts to maintain in full force and effect all Authorizations currently in effect and used in the conduct of the Business up to the Asset Possession Date.

         4.1.6 Compliance with Laws. Seller shall use its best efforts to comply with all applicable laws, ordinances, rules, regulations and orders applicable to the Business (or Seller's operations, assets or properties in respect thereof) the noncompliance with which might materially affect the Business or the Assets.

         4.1.7 Updated Schedules. Seller shall promptly disclose to Purchaser any information contained in its representations and warranties and Schedules delivered pursuant hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller contained herein for the purposes of Sections 6 and 7 hereof, unless Purchaser shall have consented thereto in writing.

         4.1.8 Information Regarding Assets. As promptly as practicable after the date of this Agreement, and in any event prior to Closing, Seller shall provide Purchaser a schedule, which shall be attached hereto as Schedule 4.1.8, of the aggregate cost or original value and the net book value of all inventory, equipment, furniture and fixtures included in the Assets (to the extent records are not reasonably available, Seller will estimate such cost or original value).

         4.1.9 Cooperative Efforts. Seller shall cooperate with Purchaser and execute all necessary instruments and documents reasonably requested by Purchaser to effect the Asset Possession and the Closing. Seller shall use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Asset Possession Date and the Closing Date, as the case may be.

         4.1.10 Sale of Assets. Seller shall not, directly or indirectly, sell or encumber all or any part of the Assets, other than as contemplated by or pursuant to this Agreement.

         4.1.11 Access. Seller shall give to Purchaser's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Assets and the Rolling Stock, and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Assets and the Rolling Stock as Purchaser shall desire to make. Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Assets, the Rolling Stock and the Business as Purchaser may request from time to time.

         4.1.12 Press Releases. Except as required by applicable law, neither Seller nor Purchaser shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Purchaser, which approval shall not be unreasonably withheld.

         4.1.13 WARN Notice. Seller will comply with all applicable notice requirements under the WARN Act and all applicable state law counterparts and will cooperate with Purchaser in doing so.

         4.1.14 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Seller will make all filings required by any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (the "Legal Requirements") to be made by Seller in order to consummate the transactions contemplated by this Agreement (including all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law (the "HSR Act"), if any). Between the date of this Agreement and the Closing Date, Seller will (a) reasonably cooperate with Purchaser with respect to all filings that Purchaser reasonably elects to make or is required by Legal Requirements to make in connection with the transactions contemplated by this Agreement, and (b) reasonably cooperate with Purchaser in obtaining all consents required to be obtained in connection with the transactions contemplated by this Agreement (including taking all actions requested by Purchaser to cause early termination of any applicable waiting period under the HSR Act).

         4.2 AGREEMENTS OF PURCHASER PENDING THE ASSET POSSESSION DATE AND THE CLOSING. Purchaser covenants and agrees that, pending the Asset Possession Date and the Closing and except as otherwise agreed to in writing by Seller:

         4.2.1 Actions of Purchaser. Purchaser will not take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Asset Possession Date and the Closing Date.

         4.2.2 Operation of Assets. After the Asset Possession Date, the Assets shall be operated by Purchaser in the ordinary course as it operates its fleet. Prior to the Closing, Purchaser shall not intentionally engage in any activity detrimental to the operation of Assets. Purchaser shall use its best efforts to operate the Assets and conduct its affairs in such a manner that on the Closing Date the representations and warranties of Purchaser contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date. Purchaser agrees to assume its responsibilities under the Rolling Stock Lease. Purchaser shall not provide any confidential information concerning Assets to any third party, other than as shall be required in the ordinary course of business.

         4.2.3 Maintenance of Physical Assets. After the Asset Possession Date, Purchaser shall maintain and service the physical Assets consistent with Purchaser's maintenance practices for its owned rolling stock.

         4.2.4 Employees and Business Relations. After the Asset Possession Date, Purchaser shall use its best efforts to keep available the services of the employees and agents of Seller hired by Purchaser, normal attrition excepted, and to maintain the relations and goodwill with such of those suppliers, customers, distributors and any others previously having business relations with Seller as Purchaser elects to employ or enter into business relationships.

         4.2.5 Maintenance of Insurance. Purchaser agrees to procure and maintain comprehensive public liability insurance, collision insurance, workers' compensation coverage and cargo liability insurance through Closing pursuant to the terms of the Rolling Stock Lease. After the Asset Possession Date, Purchaser shall notify Seller of any changes in the terms of the insurance coverages, policies and binders relating to the operation of the Assets.

         4.2.6 Maintenance of Authorizations. After the Asset Possession Date, Purchaser shall use its best efforts to maintain in full force and effect all Authorizations currently in effect and used in the conduct of the operation of the Assets.

         4.2.7 Compliance with Laws. After the Asset Possession Date, Purchaser shall materially comply with all applicable laws, ordinances, rules, regulations and orders applicable to the operation of the Assets, the noncompliance with which might materially negatively affect the Assets.

         4.2.8 Updated Schedules. Purchaser shall promptly disclose to Seller any information contained in its representations and warranties and Schedules delivered pursuant hereto which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Purchaser contained herein, unless Seller shall have consented thereto in writing.

         4.2.9 Cooperative Efforts. Purchaser shall cooperate with Seller and execute all necessary instruments and documents reasonably requested by Seller to effect the Asset Possession and the Closing. Purchaser shall use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Asset Possession Date and the Closing Date, as the case may be.

         4.2.10 Sale of Assets. Purchaser shall not, directly or indirectly, sell or encumber all or any part of the Assets prior to the Closing.

         4.2.11 Press Releases. Except as required by applicable law, Purchaser shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Seller, which approval shall not be unreasonably withheld.

         4.2.12 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Purchaser will make all filings required by Legal Requirements to be made by it to consummate the transactions contemplated by this Agreement (including all filings under the HSR Act, if any). Between the date of this Agreement and the Closing Date, Purchaser will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the transactions contemplated by this Agreement; provided that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain any governmental authorization.

                5. CONDITIONS PRECEDENT TO ASSET POSSESSION DATE

         5.1 CONDITIONS PRECEDENT TO ASSET POSSESSION DATE. The obligation of Purchaser to accept the possession of the Rolling Stock and to lease the Indianapolis Terminal pursuant to Section 1.9 hereof are, subject to fulfillment, satisfaction, or waiver at Purchaser's discretion prior to the Asset Possession Date of each of the following conditions precedent:

         5.1.1 Material Adverse Changes. The business, operations, assets, properties or prospects of the Business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

         5.1.2 Phase I. Purchaser shall have received the Phase I on the Indianapolis Terminal as contemplated by Section 1.6(a) hereof.

         5.1.3 No Threatened or Pending Litigation. On the Asset Possession Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and Seller shall be aware of no investigation that might result in any such suit, action or proceeding.

         5.1.4 Governmental Authorizations. Purchaser shall have obtained all necessary governmental and quasi-governmental permits, licenses, authorizations, plates and similar matters to allow it to possess and operate the Rolling Stock under the Rolling Stock Lease.

                       6. CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser under this Agreement are, at Purchaser's discretion, subject to the fulfillment or satisfaction, on or prior to the Closing, of each of the following conditions precedent:

         6.1.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Seller contained in Sections 3.1.1, 3.1.2, 3.1.4, 3.1.5, 3.1.6, and 3.1.12 of this Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall be true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date, except for such representations as are rendered untrue by acts or omissions of Purchaser after the Asset Possession Date in connection with the possession or operation of the Rolling Stock or the lease of the Indianapolis Terminal.

         6.1.2 Compliance with this Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including without limitation the agreement by Seller pursuant to Section 4.1.14 hereto regarding approvals of governmental bodies to be obtained in connection with the transactions contemplated by this Agreement.

         6.1.3 Closing Certificate. Purchaser shall have received a certificate from Seller dated the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 6.1.1 and 6.1.2 hereof have been fulfilled and certifying that Seller has obtained all consents and approvals required with respect to the transaction contemplated herein.

         6.1.4 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and Seller shall be aware of no investigation that could reasonably result in any such suit, action or proceeding.

         6.1.5 Consents, Approvals and Notices. To the extent required by applicable law:

                  (a) The holders of any indebtedness of Seller, the lessors or lessees of any real or personal property or assets leased by Seller, the parties (other than Purchaser) to any contract, commitment or agreement to which Seller is a party or subject, any governmental or regulatory official, body or authority or any other person which owns or has authority to grant any Authorization and any governmental, judicial or regulatory official, body or authority having jurisdiction over Seller or Purchaser to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment, agreement, other document or instrument, Authorization or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

                  (b) If any consent or approval shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, and Purchaser elects to close this transaction without such consent, approval or assignment, Purchaser shall have the discretion to require that Seller, to the maximum extent permitted by law, cooperate with Purchaser and act after the Closing as Purchaser's agent in order to obtain for it the benefits of such Asset, provided that all costs incurred by Seller thereby shall be borne by Purchaser, or as otherwise agreed between the parties.

         6.1.6 Seller's Deliveries. The Seller shall have delivered to the Purchaser at or prior to the Closing the following, all of which shall be in a form reasonably satisfactory to the Purchaser and its counsel:

                  (a) Such bills of sale, deeds and assignments with covenants of warranty, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser (i) good and valid title in and to the Assets free and clear of all liens and encumbrances as provided herein except for Permitted Liens, (ii) good and valid leasehold interests in and to the Assets leased by Seller as lessee, and (iii) Seller's rights under all agreements, warranties, contracts, commitments, leases, plans, quotations, proposals, instruments and other documents included in the Assets.

                  (b) Agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets; and simultaneously with such delivery, all such steps will be taken as may be reasonably required to put Purchaser in actual possession and operating control of the Assets.

                  (c) Evidence satisfactory to Purchaser that, as of the Closing Date, all tax liabilities pertaining to the Assets which might otherwise inure to the detriment of Purchaser (including, but not limited to, federal highway use tax, excise taxes, sales, use and transaction privilege taxes) have been paid or are otherwise accrued through the Closing.

                  (d) The Realty Lease, duly executed by Purchaser and Seller.

         6.1.7 Opinion of Counsel to Seller. Purchaser shall have received an opinion of counsel for Seller dated the Closing Date, in the form attached hereto as Exhibit E.

         6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, on or prior to or at the Closing, of each of the following conditions precedent:

         6.2.1 Representations and Warranties True as of the Closing Date. The representations and warranties of Purchaser contained in this Agreement or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

         6.2.2 Compliance with this Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         6.2.3 No Threatened or Pending Litigation. On the Closing Date, no suit, action, or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                               7. INDEMNIFICATION

         7.1 GENERAL INDEMNIFICATION OBLIGATION OF SELLER. From and after the Closing, Laker and Pressler shall, jointly and severally, reimburse, indemnify and hold harmless Purchaser and its successors and assigns (a "Purchaser Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred or suffered by any Purchaser Party that result from, relate to or arise out of:

                           (i) any and all actions, suits, claims, or legal,
                  administrative arbitration, governmental or other proceedings or investigations (collectively, "Actions") against any Purchaser Party that: (1) relate to Seller or the Business, in which the principal act or omission giving rise thereto occurred prior to the Closing Date, except for such actions that arise due to any act or omission of Purchaser after the Asset Possession Date; or

                  (2) result from or arise out of any action or inaction of Seller or any director, officer, employee, agent, representative or subcontractor of Seller;

                           (ii) any Action for the payment of Taxes, including
                  interest and penalties in connection therewith, owed by Seller before or after the Closing Date;

                           (iii) any Action for violation of any Regulations
                  relating to the environment, or any Liability relating to the ownership, operation or condition at any time on or prior to the Asset Possession Date of the Indianapolis Facility or any other properties and assets included in the Assets or in which Seller has or had an interest; or any Liability relating to Hazardous Materials or other contaminants that were present at the Indianapolis Facility or such other properties and assets at any time on or prior to the Asset Possession Date; or any Liability relating to any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released or otherwise handled by Seller or by any other person for whose conduct Seller is or may be held responsible at any time on or prior to the Asset Possession Date; or any bodily injury, personal injury, property damage or other damage of or to any person, including any employee or former employee of Seller or any other person for whose conduct they are or may be held responsible, arising from or allegedly arising from any Hazardous Materials used or present at the Indianapolis Facility or the operation of the Assets prior to the Asset Possession Date;

                           (iv) any misrepresentations, breach of warranty or
                  nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement except those arising by way of Purchaser's operation of the Assets subsequent to the Asset Possession Date; and

                           (v) any Actions against any Purchaser Party relating
                  to Seller's winding down the Business, including the collection of Accounts Receivable, the termination of employees or otherwise; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.1.

         7.2 GENERAL INDEMNIFICATION OBLIGATION OF PURCHASER. From and after the Asset Possession Date, Purchaser shall reimburse, indemnify and hold harmless Seller and its successors and assigns (a "Seller Party") against and in respect of:

                  (a) any and all damages, losses, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred or suffered by any Seller Party that result from, relate to or arise out of:

                           (i) any and all Actions, against any Seller Party
                  that: (1) relate to Purchaser or the Business, in which the principal event giving rise thereto occurred on or after the Asset Possession Date; or (2) result from or arise out of any action or inaction of Purchaser or any director, officer, employee, agent, representative or subcontractor of Purchaser; or

                           (ii) any Action for the payment of Taxes, including
                  interest and penalties in connection therewith, owed by Purchaser before or after the Closing Date;

                           (iii) any Action for violation of any Regulations
                  relating to the environment, or any Liability relating to the ownership, operation or condition at any time after the Asset Possession Date of the Indianapolis Facility or any other properties and assets included in the Assets or in which Purchaser has or had an interest; or any Liability relating to Hazardous Materials or other contaminants that may be placed or transported to at the Indianapolis Facility or such other properties and assets at any time after the Asset Possession Date; or any Liability relating to any Hazardous Materials or other contaminants, wherever located, that may be generated, transported, stored, treated, released or otherwise handled by Purchaser or by any other person for whose conduct Purchaser is or may be held responsible at any time after the Asset Possession Date; or any bodily injury, personal injury, property damage or other damage of or to any person, including any employee or former employee of Purchaser or any other person for whose conduct they are or may be held responsible, arising from or allegedly arising from any Hazardous Materials used at the Indianapolis Facility or the operation of the Assets after the Asset Possession Date;

                           (iv) any misrepresentations, breach of warranty or
                  nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.2.

         7.3 DEFENSE OF CLAIMS. If Purchaser or Seller seeks indemnity (the "Indemnitee") pursuant to this Section 7, it shall give notice to all indemnifying parties (the "Indemnitor"), briefly describing the claim and providing a good faith estimate of the amount of the claim if it is successful. Within ten days of the date notice is given, the Indemnitor shall notify Indemnitee in writing that the Indemnitor acknowledges its liability for defense and indemnity; the Indemnitor denies all liability for indemnity or defense; or the Indemnitor denies liability for indemnity but is willing to provide a defense to the Indemnitee. Defense of the claim shall be provided by counsel selected by the Indemnitee, in the exercise of reasonable discretion, unless the Indemnitor acknowledges full liability for indemnity and defense and provides to the Indemnitee reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense. If the Indemnitor acknowledges its liability for defense and indemnity and provides reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense, any such claim shall not be settled without the consent of the Indemnitor, which shall not be unreasonably withheld.

         7.4 SET-OFF. Until such time that the Purchase Price is paid in full, the Indemnitee shall be entitled to increase or reduce the Purchase Price, as the case may be (reducing or increasing the cash portion first), for the amount of any claim (third party or otherwise) for which Indemnitee is responsible in the event that such claim is not paid in full by Indemnitor within ten days after the later of (a) the date the amount thereof is submitted to the Indemnitor by Indemnitee, or (b) if the claim is disputed in good faith, the date the Indemnitor shall have exhausted all avenues of appeal. After payment of the cash portion of the Purchase Price to Seller, the Indemnitee shall have the right of set-off against any amounts owed by it to the other party under this Agreement or any exhibit, instrument, document or agreement contemplated hereunder. Without limiting the generality of the foregoing, after payment of the cash portion of the Purchase Price in full, when a claim is made in which Seller is or is alleged to be the Indemnitor, Purchaser shall be entitled to hold back the estimate (made in good faith by Purchaser) of the amount required to satisfy the claim from payments of principal and interest due under the Note (a "Holdback"). If it is determined by a court of competent jurisdiction in a final adjudication that Purchaser is not responsible for the claim (or if the underlying basis of the claim is invalid and it is dismissed or abandoned), the amount of the Holdback, plus accrued interest thereon, shall be paid to Seller. If it is determined by a court of competent jurisdiction in a final adjudication that Purchaser is responsible for the claim and that it is subject to indemnification pursuant to the terms of Section 7.1 hereof, Purchaser shall have the right to set-off (a "Set-Off") the amount of such claim, and interest accrued threon, against any amounts owed by it to Seller pursuant to the Note.

         7.5 COMPLIANCE WITH BULK SALES LAWS. Purchaser and Seller acknowledge that Seller's principal business is not the sale of inventory from stock, and hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         7.6 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the Indemnitee under this Section 7 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

             8. POST-ASSET POSSESSION DATE AND POST-CLOSING MATTERS

         8.1 EMPLOYEE BENEFITS. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Asset Possession Date. All employees of Seller who may be employed by Purchaser on or after the Asset Possession Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees. Seller shall take adequate steps after the Asset Possession Date to terminate its 401(k) plan and apply to the IRS for a determination letter in connection therewith.

         8.2 EMPLOYEES. As of the Asset Possession Date, Purchaser may offer employment to, and Seller shall use its best efforts to assist Purchaser in employing as new employees of Purchaser, those employees that Purchaser desires to employ after the Asset Possession Date.

         8.3 MAINTENANCE OF BOOKS AND RECORDS. Seller shall preserve all records possessed or to be possessed by such party relating to any of the Assets, Liabilities or of the Business until the earlier of (i) the tenth anniversary of the Closing Date or (ii) 90 days after notice to Purchaser that Seller intends to destroy the records, in which case Purchaser shall have 30 days to elect to receive the records and Seller will deliver the records as requested by Purchaser. After the Closing Date, where there is a legitimate purpose, Seller shall provide the Purchaser with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of Seller and (ii) the books of account and records of Seller, and the Purchaser and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of Seller; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of Seller (and not part of the Assets), the Purchaser and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of Seller, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of Seller, through sources other than Purchaser, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by Seller if such party sends to the Purchaser written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless Purchaser objects to the destruction in which case the party seeking to destroy the records shall deliver such records to Purchaser.

         8.4 PAYMENTS RECEIVED. Seller and Purchaser each agree that after the Asset Possession Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Asset Possession Date which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Asset Possession Date, Purchaser shall have the right and authority to endorse, without recourse, the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Assets transferred to Purchaser hereunder.

         8.5 USE OF NAME. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Laker Express" and variants thereof. From and after the Closing Date, Seller will change the name of Laker and will not use directly or indirectly, the name "Laker Express" or any names similar thereto or variants thereof.

         8.6 UCC MATTERS. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may reasonably request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.

         8.7 FURTHER ASSURANCES. Seller from time to time after the Closing, at Purchaser's reasonable request, will execute, acknowledge and deliver to Purchaser such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                9. MISCELLANEOUS

         9.1 TERMINATION.

         9.1.1 Causes before Asset Possession Date. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time on or before the Asset Possession Date as follows:

                  (a) by mutual consent of Seller and Purchaser; or

                  (b) by Purchaser (i) if the possession of the Rolling Stock and the other matters contemplated by Section 1.9 do not occur at 12:01 a.m. on December 12, 1998 or (ii) if all of the conditions precedent in
         Section 5.1 hereof have not been met.

         9.1.2 Causes before Closing Date. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time on or before the Closing Date only as follows:

                  (a) by mutual consent of Seller and Purchaser; or

                  (b) by Purchaser (i) if any representations of Seller contained in Sections 3.1.1, 3.1.2, 3.1.4, 3.1.5, 3.1.6 or 3.1.12 were incorrect in any material respect when made or at any time thereafter, including as of Closing, except if such representations and warranties are rendered untrue by Purchaser after the Asset Possession Date in connection with operation of the transferred Assets; (ii) upon written notice to Seller given at any time after January 6, 1999 (or such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser), if all of the conditions precedent set forth in
         Section 6.1 hereof have not been met; or (iii) if Seller breaches any material covenant or agreement which it makes under this Agreement or any other document contemplated by this Agreement.

                  (c) by Seller (i) upon written notice to Purchaser given at any time after January 6, 1999 (or such later date as shall have been specified in a writing authorized on behalf of Seller and Purchaser), if all of the conditions precedent set forth in Section 6.2 hereof have not been met; or (ii) if Purchaser breaches any material covenant or agreement which it makes under this Agreement or any other document contemplated by this Agreement.


         9.1.3 Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of this Section 9.1, this Agreement (except for Sections 9.2 and 9.4 which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

         9.2 BROKERS' AND FINDERS' FEES.

         9.2.1 For Seller. Seller represents and warrants to Purchaser that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreements with any such person.

         9.2.2 For Purchaser. Purchaser represents and warrants to Seller that, except for Jones, Taylor & Co. (with which firm it has a separate fee agreement), all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with any such person.

         9.3 SALES, TRANSFER AND DOCUMENTARY TAXES. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the transaction contemplated hereby. Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith. Notwithstanding the foregoing, Purchaser shall pay all fees to title the Rolling Stock.

         9.4 EXPENSES. Except as otherwise provided in this Agreement and hereunder, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         9.5 CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         9.6 ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that prior to Closing, Purchaser may assign and delegate any or all of its rights and obligations hereunder to one or more of its subsidiaries, or other entity affiliated by common ownership with Purchaser or one of its subsidiaries. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser. Prior to execution by all parties, this Agreement shall not be binding upon or enforceable by or against any party, by estoppel or otherwise. In consideration of Seller's agreement to permit Purchaser to assign its obligations hereunder, Purchaser agrees that, in the event of a breach of the obligations of its assignee hereunder, Purchaser shall remain liable for any such breach.

         9.7 WAIVER. Any condition, term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. Any such written waiver shall not imply a waiver as to any other term, condition, circumstance or occasion nor estop any party from enforcing any term, condition, right or remedy not expressly so waived. Failure of a party to insist upon adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or condition or any other term or condition of this Agreement.

         9.8 NOTICES. Any notice or communication under this Agreement shall be in writing and delivered (by hand, telecopier, telegraph, telex or courier) or deposited in the United States mail (first class, registered or certified), postage fully prepaid and addressed as stated below.


         IF TO SELLER:            Laker Express, Inc.
                                  4808 West 96th Street
                                  Indianapolis, Indiana 46268

                                                        and

                                  Dennis Pressler
                                  806 Pebble Brook Place
                                  Nobelsville, Indiana 46060

               With Copy to:      Andrew K. Light
                                  Scopelitis, Gavin, Light & Hanson
                                  10 West Market, Suite 1500
                                  Indianapolis, Indiana  46260-2969

         IF TO PURCHASER:         Landair Transport, Inc.
                                  P.O. Box 1058
                                  Greeneville, Tennessee  37744-1058
                                  Attn:  Richard H. Roberts, Esquire

               With Copy to:      Leigh Walton, Esquire
                                  Bass, Berry & Sims PLC
                                  2700 First American Center
                                  Nashville, Tennessee 37238

Notice by United States mail shall be deemed given on the third day after its deposit. Notice by telecopier, telegraph or telex shall be deemed given on the day sent. Notice by hand delivery or courier shall be deemed given on the first business day when such delivery is first attempted. Either party may from time to time specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other party in the manner required by this paragraph. This paragraph shall not prevent the giving of written notice in any other manner, but such notice shall be deemed effective only when and as of its actual receipt at the proper address and by the proper addressee.

         9.9 GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Tennessee.

         9.10 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Section 7 hereof, the other parties certified to indemnity or defense, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         9.11 HEADINGS, GENDER AND "PERSON." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         9.12 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         9.13 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If, however, any condition precedent described in
Section 5.1 or Section 6.1 hereof is invalid or unenforceable, Purchaser shall nevertheless have the option of terminating this Agreement under Section 9.1 hereof.

         9.14 JURISDICTION. Seller and Purchaser consent to the jurisdiction and venue of the federal courts located in Wilmington, Delaware with respect to any legal action, in tort or contract, arising directly or indirectly from this Agreement or the relationship created hereby. This provision shall not bar enforcement of a provisional, extraordinary, In rem or post-judgment remedy in any court whose original jurisdiction is essential or exclusive as to that remedy, despite the above consent to jurisdiction.

         9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         9.16 CONTINUATION OF BUSINESS. Seller covenants and agrees to continue to recruit drivers and use its best efforts to maintain its present number of drivers. Upon announcement of the sale pursuant to this Agreement, Seller agrees to work with Purchaser to retain drivers and to encourage any qualified driver to accept employment with Purchaser.

         9.17 MEDIATION. If a dispute arises relative to the interpretation of or a breach of the provisions of this Agreement, or with respect to the indemnification obligations of the parties hereto, and if said dispute cannot be settled through direct discussion, Seller and Purchaser agree to endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to litigation. Each party shall pay its own expenses in mediation and one-half of the expenses of the mediator. Notwithstanding the foregoing, the dispute resolution mechanisms set forth in Section 1.4.6 shall govern disputes relating to the adjustments provided for under Section 1.4.3, 1.4.4 and 1.4.5 hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                        LANDAIR TRANSPORT, INC.

                                        By:  /s/ Eddie R. Brown
                                             -----------------------------------
                                        Its: President
                                             -----------------------------------



                                         /s/ Dennis Pressler
                                        ----------------------------------------
                                        DENNIS PRESSLER



                                        LAKER EXPRESS, INC.

                                        By:  /s/ Dennis Pressler
                                             -----------------------------------
                                        Its: President
                                             -----------------------------------


         The undersigned, Donna M. Pressler, wife of Dennis Pressler, joins in this Agreement (i) to confirm that she is aware of the transactions contemplated by this Agreement and is familiar with the terms and conditions of this Agreement; (ii) to confirm that she has and will claim no interest in the Assets of Laker or the Laker Common Stock, all of which is owned by her husband, Dennis Pressler, or any other capital stock of Seller, or any option to acquire any interest in any capital stock of Seller or the proceeds of the sale of the Assets of Laker; and (iii) that she will make no claim against Purchaser regarding any matter related to Seller, its affairs or the Business.



                                        ----------------------------------------
                                        DONNA M. PRESSLER

                                LIST OF EXHIBITS





Exhibit A                    October 31, 1998 Balance Sheet
Exhibit B                    Promissory Note
Exhibit C                    Realty Lease
Exhibit D                    Rolling Stock Lease
Exhibit E                    Form of Opinion of Counsel to Seller

                                LIST OF SCHEDULES



Schedule 1.3.1 (a)    Machinery, equipment, tools, vehicles,
                      furniture, furnishings, leasehold improvements,
                      goods, and other tangible personal property owned by
                      Seller
Schedule 1.3.1 (f)    Computer software
Schedule 1.3.2        Excluded Assets
Schedule 1.4.1        Allocation of Purchase Price
Schedule 1.4.3        Agreed Values
Schedule 1.4.4(c)     Prospective Employees
Schedule 1.4.5        Assumed Liabilities
Schedule 1.8.1(a)     Normal Service Area
Schedule 3.1.5(d)     Third Party Options
Schedule 3.1.9        Taxes
Schedule 3.1.11(b)    Disposition of Assets
Schedule 3.1.11(d)    Damage of Assets
Schedule 3.1.14       Authorizations
Schedule 3.1.15       Insurance
Schedule 3.1.16       Assumed Contracts
Schedule 3.1.17       Additional Information
Schedule 3.1.18       Labor Matters
Schedule 3.1.19       Employee Benefit Plans
Schedule 3.1.20       Intellectual Property
Schedule 3.1.21       Software
Schedule 3.1.28       Customers
Schedule 4.1.8        Values of inventory, equipment, furniture and fixtures